EXHIBIT (8)(l)(2)

AMENDMENT TO PARTICIPATION AGREEMENT (AIM/INVESCO)

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation), is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

By:	/s/ John S. Cooper
Name:	John S. Cooper
Title:	President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Assistant Vice President

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